UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 7, 2026
Date of Report (Date of earliest event reported)

Neighborhood Intelligence, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41850	87-0634302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 W. Ascension Way, 3rd Floor
Murray, Utah 84123
(Address of principal executive offices)(Zip Code)

(801) 947-3100
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	NXH	NASDAQ Global Select Market
Warrants to Purchase Shares of Common Stock	BBBYW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On September 7, 2026, Beyond Home Services, LLC (“Purchaser”), a Delaware limited liability company and wholly owned subsidiary of Neighborhood Intelligence, Inc., a Delaware corporation (the “Company”), and F9 Investments, LLC, a Florida limited liability company (“Seller”), mutually agreed to terminate the Agreement and Plan of Merger, dated as of July 23, 2026 (the “Merger Agreement”), by and among the Company, Purchaser, F9 Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser, F9 Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of Purchaser, Seller, F9 Brands, Inc., a Delaware corporation, and, solely for the purposes of Sections 3.6, 3.7, 3.8 and 5.1 of the Merger Agreement, Tom Sullivan, the indirect owner of Seller (“Sullivan”), following Seller’s determination that it would be unable to satisfy certain conditions to the closing of the transactions contemplated by the Merger Agreement (the “Termination”).

Pursuant to the Merger Agreement, Purchaser’s obligations to close the transaction were contingent upon the satisfaction or waiver of certain closing conditions.  As of the time of the Termination such conditions were not satisfied and it was not foreseeable to either Purchaser or Seller that such conditions would become satisfied. Rather than continue to pursue the transaction, Purchaser and Seller mutually agreed to terminate the Merger Agreement.  The Merger Agreement provides that it may be terminated by the mutual written consent of Purchaser and Seller, and upon such termination, the Merger Agreement shall immediately become null and void and each of the parties to the Merger Agreement shall be relieved of their duties and obligations arising under the Merger Agreement after the date of such termination.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2026, and is incorporated herein by reference as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD.

On September 8, 2026, the Company issued a press release announcing the Termination of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference to this Item 7.01.

The information set forth in this Item 7.01 including the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*
Agreement and Plan of Merger, dated as of July 23, 2026, by and among Bed Bath & Beyond, Inc., Beyond Home Services, LLC, F9 Merger Sub 1, Inc., F9 Merger Sub 2, LLC, F9 Brands, Inc., F9 Investments, LLC and, solely for the purposes of Sections 3.6, 3.7, 3.8 and 5.1 thereof, Tom Sullivan (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed by the Company with the SEC on July 27, 2026)

99.1	Press Release, dated September 8, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

*
Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neighborhood Intelligence, Inc.

By:	/s/ Marcus Lemonis
Marcus Lemonis
Chief Executive Officer
Date:	September 8, 2026